                                                          EXHIBIT 10.7

(LOGO)

PRIVATE & CONFIDENTIAL

Hallwood Investment Company
P.O. Box 866
Georgetown
Grand Cayman
Cayman Islands

For the attention of the Directors

                                                          31 August 1994

Dear Sirs,

     We refer to a facility letter from ourselves to yourselves dated 29 July 1991, as amended by supplemental letters dated 13 August 1991 and 21 May 1992 (as so amended and in effect, the "Facility Letter"), under which a loan facility in a maximum amount of L.3,500,000 was made available to you.

1.   DEFINITIONS

     Terms used herein without definition and defined in the Facility Letter shall have the same meaning herein as therein unless the context requires otherwise. References to the Facility Letter shall be to it as amended, restated, re-executed or supplemented from time to time. All section headings shall be ignored in construing this letter.

2.   AMENDMENTS

     Upon satisfaction of the conditions precedent set forth in Clause 3 hereof, the Facility Letter shall be amended as follows:

2.1 In Clause 1.01, the definitions of "The Hallwood Group", "Interest Payment Date", "Interest Period", and "Related Facility" shall be deleted and the following new definitions substituted therefor:

          "The Hallwood Group" means The Hallwood Group Incorporated, a Delaware corporation, of 3710 Rawlins, Suite 1500, Dallas, Texas 75219;

          "Interest payment Date" means each of 5th October 1994, 3rd January 1995, 4th April 1995 and 5th July 1995;

CONTINUATION                                   THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 2


                          "Interest Period" means the period of approximately twelve months commencing on 2 September 1994 and ending on 31 August 1995;

                          "Related Facility" means the $8,000,000 term loan facility made available to The Hallwood Group and The Lido Beach Hotel, Inc. by the Lender at its branch at 100 Federal Street, Boston, Massachusetts 02110, as agent for itself and certain lending institutions, under the terms of an Amended and Restated Loan Agreement dated as of December 23, 1992, which expression shall include the same as amended, supplemented, modified or restated from time to time;"

2.2 In Clause 1.01, the definition of "Mortgaged Property" shall be amended by deleting the words "and real property proposed to be so charged or mortgaged".

2.3 The following new definitions shall be inserted in Clause 1.01 in alphabetical order, as follows: -

                          ""Debt Service Coverage Ratio" shall mean for any period the ratio of Total Net Property Income to Total Debt Service Expense for such period.

                          "Major Tenant" shall mean any tenant of the Property that either (i) occupies 10% (ten percent) or greater of the total occupied gross leasable area of the Property or (ii) contributes 10% (ten percent) or greater of the gross rental income of the Property.

                          "Property Value" shall mean the fair market value of the Property derived from time to time by the Lender's Appraisal Department in accordance with applicable laws, regulations and appraisal standards and by methods consistent with the Lender's standard policies for real property appraisals.

                          "Total Debt Service Expense" shall mean for any period the aggregate amount during such period of (i) all interest on borrowed monies required to be paid or accrued by the Borrower, plus (ii) all mandatory repayments of principal on borrowed monies required to be paid by the Borrower, plus (iii) all commitment, agency, facility, balance deficiency and similar fees required to be paid or accrued by the Borrower in connection with any borrowings.

                          "Total Net Property Income" shall mean for any period the actual cash income of the Borrower from the Property for such period, calculated in arrears as at the due date for receipt by the Borrower of rental payments for such period, after deduction of all operating expenses of the Property for such period, but before any deductions for interest, principal repayment or other debt service expense, book depreciation or amortisation.

CONTINUATION                                THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 3

2.4 In Clause 2.01, the words "L.3,500,000 (three million five hundred thousand pounds)" shall be deleted and the words "L.3,000,000 (three million pounds)" substituted therefor.

2.5  Clause 4.01 shall be deleted in its entirety and the following new Clause
     4.01 substituted therefor:-

     "4.01 Subject to Clause 3, the Facility shall be available for drawdown in one amount on any Business Day up to and including 31st August 1991 but not thereafter, and to the extent that the same have not been repaid, drawings under the Existing Facility shall be deemed to be the amount drawn down hereunder."

2.6 In Clause 5.01, the existing Clause 5.01 shall be renumbered as Clause 5.01(i), the date "31st August 1994" shall be deleted from such sub-clause and the date "31st August 1995" substituted therefor, and the following new sub-clause 5.01(ii) shall be inserted at the end of such sub-clause:-

     "(ii) Without prejudice to Clauses 5.01(i) or 6.01(ii), on each Interest Payment Date the Borrower shall pay to the Lender the amount set forth opposite such Interest Payment Date on Exhibit B hereto, each of which amounts include all interest payable hereunder on such dates. The principal portion of such payments shall be applied as repayments of the Loan and the amount of the Loan then outstanding shall upon each such payment be reduced in the amount of principal so repaid."

2.7 In Clause 5.02, the initial word "The" shall be deleted and the words "Subject to and without prejudice to Clause 5.03, the" substituted therefor.

2.8 In Clause 5.03, the words "of the Loan or any part thereof" shall be inserted between the words "prepayments" and "made", and the words "an Interest Date" shall be deleted and the words "the last day of an Interest Period with respect to the part of the Loan so repaid or prepaid" substituted therefor.

2.9 In Clause 6.01(i), the words "2% (two per cent)" shall be deleted and the words "2.5% (two and one-half per cent)" substituted therefor, and the words "plus MLA Costs in respect thereof" shall be deleted from the last line of such sub-clause.

2.10 Clause 8.01(i) shall be amended by adding the following at the end of such sub-clause:-

          "and an assignment of all of the rents emanating from the Property and the benefit of all agreements relating to the Property and The Hallwood Group has executed a guarantee in favour of the Lender of all amounts outstanding under this Facility;"

CONTINUATION                                   THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 4

2.11 Clause 8.02 shall be deleted in its entirety and the following new Clause
     8.02 substituted therefor:-

     "8.02 The Loan must at all times be equal to or less than 70% (seventy per cent) of the Property Value, as determined by the most recent appraisal of the Property conducted by or on behalf of the Lender."

2.12 Clause 8.03 shall be deleted in its entirety and the following new Clause
     8.03 substituted therefor:-

     "8.03 The Borrower covenants and undertakes with the Lender that, during the curreny of the Facility and as long as any amount remains outstanding hereunder, the Borrower shall not permit the Debt Service Coverage Ratio for any quarter of any financial year of the Borrower to be less than 1.2:1."

2.13 In clause 9.02, the words "or any other levies, imposts, duties, charges, fees, deductions and withholdings and without set-off or counterclaim" shall be inserted at the end of the first sentence thereof.

2.14 In Clause 10.01(i), the words "three months" shall be deleted and "sixty days" substituted therefor.

2.15 In Clause 10.01(iii), the following words shall be inserted at the end of such sub-clause:-

          ", together with a certificate of the Borrower's finance director and the chief financial officer of The Hallwood Group in the form of Exhibit A hereto certifying the Borrower's compliance with the requirements of Clauses 8.02 and 8.03 for such quarter and showing in detail the basis of calculation;"

2.16 In Clause 10.01, the word "and" at the end of sub-clause (viii) shall be deleted, the full stop at the end of sub-clause (ix) shall be deleted and the word "; and" substituted therefor, and the following new sub-clause
     (x) shall be inserted between the end of sub-clause (ix) and Clause 11 (Representations and Warranties):-

     "(x) not without the prior written consent of the Lender make any payment of any management, consulting or similar fees from the actual cash income from the Property to any company or person who controls or is under common control with the Borrower, including without limitation The Hallwood Group."

2.17 In Clause 11.02, the word "Payment" shall be inserted between the words "Interest" and "Date" on the third line thereof, and the following words shall be inserted at the end of such clause:

          "and with reference to the facts existing on the date of each such repetition"

CONTINUATION                                  THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 5

2.18 In Clause 12.01(v), the following words shall be inserted at the beginning of such sub-clause:-

          "any representation or warranty made in this letter or in any Security Document or in any writing delivered or furnished hereto or thereto shall prove to have been false or incorrect in any material respect when made, repeated or deemed made or"

2.19 Clause 12.01(xiv) shall be deleted in its entirety and the following new Clauses 12.01(xiv), (xv) and (xvi) shall be substituted therefor:-

          "(xiv) any even occurs or situation exists which in the opinion of the Lender appears to correspond in the jurisdiction of the Borrower's incorporation to any of the events or situations listed or described in paragraphs (i) to (xiii) inclusive; or

          (xv) The Hallwood Group is in breach of any of its obligations under the Security Documents to which it is a party or any of the events specified above or events comparable thereto occurs in relation to The Hallwood Group; or

          (xvi) any default or event of default, howsoever arising, has occurred and is continuing under any lease with respect to any part of the Property between the Borrower, as lessor, and any Major Tenant, as lessee."

2.20 In Clause 13.02, the words "(other than with respect to any repayment required pursuant to Clause 5.01(ii), provided that such repayments are made on the dates and in the amounts specified by such clause)" shall be inserted between the words "Interest Period" and ", then the" on the third line of such clause.

2.21 The following new Clause 14.04 shall be inserted between Clauses 14.03 and 15.01:-

     "14.04 If at any time it is unlawful for the Lender to maintain the Facility hereunder or to make or perform any other material obligation hereunder in relation to the Loan, then the Lender shall promptly after becoming aware of the same deliver a certificate to that effect to the Borrower, and within thirty days of demand by the Lender, or such earlier date as may be required by applicable law, the Borrower shall repay to the Lender an amount equal to the total outstanding Loan, with accrued interest thereon and all other amounts owing to the Lender hereunder, whereupon the Facility shall terminate."

CONTINUATION                                   THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 6

2.22 In Clause 15.06, the following new sentences shall be added at the end of such clause:-

              "The Borrower shall not be entitled to assign or transfer all or any part of its rights, benefits or obligations hereunder without the prior written consent of the Lender. This Facility Letter shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns."

2.23 The following new Clause 15.08 shall be inserted between Clauses 15.07 and 16.01:-

      "15.08 Regardless of the adequacy of any other security for the Loan, any deposits or other sums credited by or due from the Lender to the Borrower may be applied to or set off by the Lender against the payment of the Loan and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender without notice to the Borrower or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower."

2.24 Exhibits A and B to this letter agreement shall be inserted as Exhibits A and B to the Facility Letter.

3.    CONDITIONS PRECEDENT

      The effectiveness of the amendments set forth in this letter agreement shall be subject to the fulfilment of the following conditions precedent on or before 2 September 1994:-

3.1   The Lender shall have received a renewal fee in the amount of $46,200.

3.2 The total outstanding principal amount of the Loan shall have been reduced by the Borrower's payment to the Lender of (pound sign) 500,000.

3.3 The Lender shall have received the following documents, each in form and substance satisfactory to it:-

       (i) duly executed Guaranty by The Hallwood Group of all amounts outstanding under the Facility Letter (the "Guaranty");

      (ii) duly executed deed of assignment by the Borrower, whereby all rents and other amounts payable to the Borrower in respect of the Property and the benefit of all agreements relating to the Property are assigned to the Lender (the "Rent Assignment");

CONTINUATION                                   THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 7

     (iii) copy of the rent roll with respect to the Property certified by a duly authorised officer of the Borrower, setting forth such information on the occupational leases and sub-leases of the Property as the Lender may require, together with the fully-executed originals of all such occupational leases and sub-leases;

     (iv) certified copy of a resolution of the Borrower's Board of Directors authorising entry into and execution of this letter agreement and the Rent Assignment;

     (v) certified copy of the Borrower's Memorandum and Articles of Association or a certificate of the Secretary of the Borrower certifying no amendments in the Borrower's Memorandum and Articles of Association since 6 September 1991;

     (vi) copy of the Borrower's Certificate of Incorporation certified by the Registrar of Companies of the Cayman Islands;

     (vii) copy of the Borrower's Register of Mortgages and Charges, certified by the Registrar of Companies of the Cayman Islands, showing registration of each of the Security Documents to which the Borrower is a party and of such other encumbrances as may be consented to by the Lender;

     (vii) legal opinion of Truman Bodden & Company, Cayman Islands counsel, as to authority of the Borrower to enter into this letter agreement and the Rent Assignment, registration of the Security Documents to which the Borrower is a party with the Registrar of Companies of the Cayman Islands and such other matters as the Lender may require;

     (ix) officer's certificate of The Hallwood Group certifying (a) its Certificate of Incorporation, (b) its by-laws, (c) resolutions of its Board of Directors authorising entry into and execution of the Guaranty and (d) the incumbency of the officers executing the Guaranty;

     (x) Certificate of Good Standing of The Hallwood Group from the Secretary of State of Delaware;

     (xi) legal opinion of Jenkins & Gilchrist, counsel to The Hallwood Group, as to authority of The Hallwood Group to enter into the Guaranty, enforceability of the Guaranty and such other matters as the Lender may require; and

     (xii) title report by S.J. Berwin & Co. with respect to the Property.

3.4 The Lender shall have completed a commercial finance examination of the Borrower and the Property, the results of which shall be satisfactory to the Lender.

CONTINUATION                                 THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 8

3.5 The Lender shall have completed an appraisal of the Property, the results of which shall be used for the purpose of calculating the Borrower's compliance with the requirements of Clause 8.02 of the Facility Letter.

3.6 No Event of Default (and no event which with the giving of notice or the lapse of time or any declaration would become an Event of Default) shall have occurred and be continuing.

3.7 The Lender shall be fully satisfied with the security provided for in the Facility Letter as amended hereby and the Lender and its solicitors shall be fully satisfied with the insurance of, title to and existing encumbrances upon the Property.

3.8 Current account no. 0519959 in the name of the Lender, designated the "Hallwood Investment Company Rent Account", shall have been opened with the Lender's London Branch, such account being the "Proceeds Account" referred to in the Rent Assignment.

4.   REPRESENTATIONS AND WARRANTIES

     The Borrower hereby repeats the representations and warranties contained in Clause 11.01 of the Facility Letter as though (i) all references therein to "this letter" were references to this letter agreement and the Facility Letter as amended hereby, and (ii) the reference to the accounts in Clause 11.01(v) were a reference to the most recent audited accounts of the Borrower and/or the Group delivered to the Bank.

5.   COSTS AND EXPENSES

     In addition to the Borrower's obligations under Clause 15.01 of the Facility Letter, all disbursements and other costs and taxes thereon, including legal costs, incurred by the Lender arising out of or by reason of this letter (and including without limitation the costs of preparing this letter, the Guaranty and the Rent Assignment, the costs of carrying out the commercial finance examination referred to in Clause 3.4 hereof and the appraisal referred to in Clause 3.5 hereof and the costs of procuring the legal opinions and reports on title and other examinations necessary to satisfy the Lender as to the matters referred to in Clause
     3.7 hereof) will be payable to the Lender by the Borrower on demand.

6.   NO OTHER AMENDMENTS

     Each of the Facility Letter and the Security Documents shall remain in full force and effect in accordance with their respective terms, as amended only in accordance with the provisions hereof. All references in the Facility Letter to "this Facility Letter" or similar expressions shall be deemed to be references to the Facility Letter as amended by this letter.

CONTINUATION                                  THE FIRST NATIONAL BANK OF BOSTON
Hallwood Investment Company
Page 9

7.   ENTIRE AGREEMENT

     This letter, together with the Facility Letter as amended hereby, contains the entire agreement of ourselves and yourselves with respect to the matters set forth herein.

Please return to us the attached duplicate of this letter, duly executed, on or before 2 September 1994.

                                           Yours faithfully,



                                     Paul Bensley     Tony Woollaston

                                          for and on behalf of
                                           THE FIRST NATIONAL
                                             BANK OF BOSTON

                                  EXHIBIT A

                        Form of Compliance Certificate

                         Hallwood Investment Company
                                 P.O. Box 866
                                  Georgetown
                                 Grand Cayman
                                Cayman Islands

                                ________, 1994

                            Compliance Certificate


      The undersigned, ______________, the duly elected and qualified chief financial director of Hallwood Investment Company, a company organized under the laws of the Cayman Islands (the "Borrower"), and Melvin J. Melle, the duly elected and qualified chief financial officer of The Hallwood Group Incorporated, a corporation organized under the laws of the State of Delaware, hereby certify on behalf of the Borrower as of the date hereof the following:

      1. No Defaults. We have read a copy of the loan facility letter, dated as of July 29, 1991, as amended by supplemental letters dated August 13, 1991, May 21, 1992 and August 31, 1994 (as so amended, the "Facility Letter"), between the Borrower and The First National Bank of Boston. Terms used herein and not otherwise defined herein shall have the meanings set forth in Clause 1 of the Facility Letter. The Borrower is not in default in the performance or observance of any of the covenants, terms or provisions of the Facility Letter or any of the other Security Documents. Attached hereto as Appendix I are all relevant calculations needed to determine whether the Borrower is in compliance with Paragraphs 8.02 through 8.03, inclusive, of the Facility Letter.

      2. No Material Changes, Etc. Except as disclosed on Apendix II hereto, since December 31, 1993, there have occurred no materially adverse changes in the financial condition or business or the Borrower as shown on or reflected in the balance sheet of the Borrower as at such date other than (a) changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and (b) changes resulting from the making of the Loan and the transactions contemplated by the Facility Letter.

        3. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected, in the reasonable judgment of the Borrower's officers, in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, in the reasonable judgment of the Borrower's officers, to have any materially adverse effect on the business, assets, or financial condition of the Borrower.

                                            HALLWOOD INVESTMENT COMPANY

                                            By: ____________________________
                                            Name:
                                            Title:


                                            THE HALLWOOD GROUP INCORPORATED

                                            By: ____________________________
                                            Name:  Melvin J. Melle
                                            Title: Vice President and Chief
                                                   Financial Officer

                                  APPENDIX I

                         HALLWOOD INVESTMENT COMPANY
             FINANCIAL COVENANT CALCULATIONS FOR THE PERIOD ENDED




1. Debt Service Coverage

          Total Net Property Income

          Total Debt Service Expense

          Debt Service Coverage Ratio

2. Loan to Value

          Outstanding Principal

          Property Value

          Loan to Property Value

3. Schedule of Major Tenants


                                     GLA     % Total        Total
                                Occupied    Occupied       Income    % Total
          Tenant Name          by Tenant         GLA    of Tenant     Income
          __________________________________________________________________
          __________________________________________________________________
          __________________________________________________________________
          __________________________________________________________________
          __________________________________________________________________
          __________________________________________________________________
          __________________________________________________________________
          __________________________________________________________________


                         HALLWOOD INVESTMENT COMPANY
                         PROPERTY OPERATING REPORT
                         For the Period Ending

Income
  Gross Potential Rent
  Free Rent
                                    ________
  Effective Potential Rent

  Percentage Rent
  Reimbursed RE Tax
  Reimbursed CAM
  Reimbursed CAM-Prior Period
  Reimbursed Other
  Other Income
                                    ________
  Total Income

Expenses
  General & Admin.
  Mgt. Fee
  Repairs
  Maintenance
  Utilities
  Leasing Commissions
  Advertising
  Legal Fees
  Travel
  RE Tax
  Insurance
  Other
  Total Expenses
                                    ________
  Net Operating Income


                                 APPENDIX II

                         HALLWOOD INVESTMENT COMPANY
                               MATERIAL CHANGES

                                  EXHIBIT B

                             Installment Payments


Interest Payment Date                                    Payment
- - ---------------------                                    -------
5 October 1994                                           L. 28,269.12
3 January 1995                                           L. 77,097.60
4 April 1995                                             L. 77,954.24
5 July 1995                                              L. 78,810.88


The First National Bank of Boston
Bank of Boston House
39 Victoria Street
London SW1H OED


Dear Sirs:

      We acknowledge receipt of your letter of 31 August 1994 of which the foregoing is a true copy and hereby confirm our agreement to the terms and conditions set out therein.

Yours faithfully,



Signed: Tim Scott Warren                        Dated: 31st August 1994
for and on behalf of
HALLWOOD INVESTMENT COMPANY

                                    GUARANTY



         GUARANTY, dated as of August 31, 1994, by The Hallwood Group Incorporated, a Delaware corporation (the "Guarantor"), in favor of The First National Bank of Boston, a national banking association (the "Bank").

         WHEREAS, Hallwood Investment Company, a company organized under the laws of the Cayman Islands (the "Company"), has entered into a loan facility letter, dated as of July 29, 1991, as amended by supplemental letters dated August 13, 1991, May 21, 1992 and August 31, 1994 (as amended and in effect from time to time, the "Credit Agreement"), with the Bank, pursuant to which the Bank, subject to the terms and conditions contained therein, has made a loan to the Company and has agreed to extend the maturity of the loan to the Company;

         WHEREAS, the Company and the Guarantor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

         WHEREAS, the Guarantor is expects to receive substantial direct and indirect benefit from the extensions of credit to the Company, by the Bank pursuant to the Credit Agreement (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the Bank's extending the maturity of the loan made to the Company under the credit Agreement that the Guarantor execute and deliver to the Bank a guaranty substantially in the form hereof; and

         WHEREAS, the Guarantor wishes to guaranty the Company's obligations to the Bank under or in respect of the Credit Agreement as provided herein;

         NOW, THEREFORE, the Guarantor hereby agrees with the Bank as follows:

         1. DEFINITIONS. The term "Obligations" shall mean all indebtedness, obligations and liabilities of the Company to the Bank, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Credit Agreement or any of the other Security Documents or in respect of the Loan or any other instruments at any time evidencing any thereof. All other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         2. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Bank the full and punctual payment when due (whether at stated maturity, by required pre-payment. by acceleration or otherwise), as well as the performance, of all of the Obligations. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations the obligations of the Guarantor hereunder with respect to such Obligations in default shall become immediately due and payable to the Bank, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by die Guarantor hereunder may be required by the Bank on any number of occasions.

         3. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

          4. WAIVERS BY GUARANTOR; BANK'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Credit Agreement, the other Security Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligation; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation, (e) the adequacy of any rights which the Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Bank.

         5. UNENFORCEABILITY OF OBLIGATIONS AGAINST COMPANY. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the other Security Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         6.      SUBROGATION: SUBORDINATION.

                 6.1. WAIVER OF RIGHTS AGAINST COMPANY. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Bank.

                 6.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

                 6.3.     PROVISIONS SUPPLEMENTAL. The provisions of this
Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Bank under any separate subordination agreement which the Bank may at any time and from time to time enter into with the Guarantor.

         7. SECURITY: SETOFF. The Guarantor grants to the Bank, as security for the full and punctual payment and performance of all of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Bank to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Bank is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

         8.      FURTHER ASSURANCES. The Guarantor will deliver to the Bank:
(a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Guarantor, or in the event that Guarantor files a request for an extension with the Securities and Exchange Commission (which request is granted), 105 days after the end of such fiscal year of the Guarantor, a copy of the Guarantor's annual 10-K report filed with the Securities and Exchange Commission; (b) as soon as practicable, but in any event not later than 45 days after the end of each of the fiscal quarters of each fiscal year of the Guarantor or, in the event that the Guarantor files a request for an extension with the Securities and Exchange Commission (which request is granted), 60 days after the end of such fiscal quarter, copies of the Guarantor's quarterly 10-Q report submitted to the Securities and Exchange Commission; and (c) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Guarantor. The Guarantor agrees that it will from time to time, at the request of the Bank, provide to the Bank such other information relating to the business and affairs of the Guarantor as the Bank may reasonably request. The Guarantor also agrees to do all such things and execute all such documents as the Bank may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Bank hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by the Guarantor concerning the financial condition of the Company and that the Guarantor will look to the Company and not to the Bank in order for the Guarantor to keep adequately informed of changes in the Company's financial condition.

         9. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the payment and performance in full of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such payment, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

         10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Bank may assign or otherwise transfer the Credit Agreement, the other Security Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participation in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Bank herein.

         11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          12. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Bank, at the address for notices to the Bank set forth in the Credit Agreement, or at such address as either party may designate in writing to the other.

         13. GOVERNING LAW; CONSENT TO JURISDICTION. THE GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in Section 12. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         14. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (a) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Security Documents to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 14.

         15. SENIOR INDEBTEDNESS. This Guaranty and the obligations of the Guarantor hereunder constitute "Senior Indebtedness" under the Indenture, dated as of March 2, 1993, between the Guarantor and Norwest Bank Minnesota, National Association, as trustee for the Guarantor's 7% Collateralized Senior Subordinated Debentures due July 31, 2000 (the "Securities"), and are senior in right of payment to the Securities.

         16. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


                                      THE HALLWOOD GROUP
                                        INCORPORATED


                                      By: /s/ MELVIN J. MELLE
                                        Name: Melvin J. Melle
                                        Title: Vice President and Chief of
                                               Financial Officer
                                        Address: The Hallwood Group Incorporated
                                                 3710 Rawlins
                                                 Suite 1500
                                                 Dallas, Texas 75219